EXHIBIT 32

SECTION 1350
CERTIFICATION

In connection with the Annual Report of True Product ID, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Wilson W. Hendricks III and Michael J. Antonoplos, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  October 14, 2008

By:   /s/ Michael J. Antonoplos
                                                                                                                                Michael J. Antonoplos
Secretary and Director and current Chief
Accounting Officer

By:   /s/ Wilson W. Hendricks III
                                                                                                                                Wilson W. Hendricks III
Former Chief Executive Officer and
Chief Accounting Officer (March – October
2008)